EXHIBIT 10.5

                          POST-CLOSING ESCROW AGREEMENT

         POST-CLOSING ESCROW AGREEMENT, dated as of the 27th day of March, 2006 by and between PATRON SYSTEMS, INC., a Delaware corporation (the "COMPANY"), having an address at 5775 Flatiron Parkway, Suite 230, Boulder, Colorado 80301, and STUBBS ALDERTON & MARKILES, LLP having an address at 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403 (the "ESCROW AGENT"). All capitalized terms not herein defined shall have the meaning ascribed to them in the Company's Confidential Information Memorandum dated January 23, 2006, as amended and supplemented by Supplement No. 1 thereto, dated March 3, 2006 (collectively, the "PPM"). All capitalized terms used herein but not otherwise defined, shall have the meaning ascribed to them in the PPM.

                              W I T N E S S E T H:

         WHEREAS, the Company intends to effect a Closing(s) under the PPM relating to the offer and sale (the "OFFERING") of up to $5,400,000 aggregate amount of Units in accordance with the terms and conditions of the PPM, of which
(i) $720,001 is the result of conversion of Notes, (ii) $1,250,000 previously has been provided to the Company by Apex, and (iii) $2,850,500 will be immediately available funds;

         WHEREAS, as of the date hereof, the Company received executed exchange agreements in the Exchange Offer from Claimants holding an aggregate of $24,890,940 of Claims, representing 77.9% of all Claims outstanding;

         WHEREAS, the Company desires to establish an escrow account with the Escrow Agent into which the Company and the Placement Agent shall instruct Signature Bank, as escrow agent for the Offering, to deliver $2,183,025.73 of the Net Offering Proceeds with the Escrow Agent, and Escrow Agent is willing to accept said funds and to disperse such funds in accordance with the terms hereinafter set forth;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained and intending to be legally bound, the parties hereby agree as follows:

         1.       APPOINTMENT OF ESCROW AGENT AND TERM.

                  (a) The Company hereby appoints Stubbs Alderton & Markiles, LLP, as the Escrow Agent in accordance with the terms and conditions set forth herein, and the Escrow Agent accepts such appointment.

                  (b) This Post-Closing Escrow Agreement shall remain in effect until such time as all Escrow Funds have been disbursed by the Escrow Agent pursuant to this Post-Closing Escrow Agreement (the "FINAL TERMINATION DATE").


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


         2. ESCROWED FUNDS. The Escrow Agent acknowledges receipt of one or more wire transfers in the aggregate amount of $2,183,025.73 of the Net Offering Proceeds (the "ESCROW FUNDS") and Escrow Agent agrees to hold the Escrow Funds (together with all interest and/or income earned thereon) in escrow in the following account, pending authorization to disburse such finds in accordance with and pursuant to Section 3 of this Post-Closing Escrow Agreement:
Stubbs, Alderton & Markiles LLP - Client Trust Account (the "ESCROW ACCOUNT").

         3. ESCROW AGENT TO HOLD AND DISBURSE ESCROWED FUNDS. The Escrow Agent will hold and disburse the Escrow Funds pursuant to the terms of this Post-Closing Escrow Agreement, as follows:

                  (a) UPON COMPLETION OF THE EXCHANGE OFFER. Upon receipt by the Escrow Agent of a Certification from the Company, with a copy to the Placement Agent, that the Company has received executed exchange agreements from Claimants holding not less than 99% in dollar amount of Claims (a "NOTICE OF SUBSTANTIAL COMPLETION") in the form attached hereto as EXHIBIT A, certified by the Company's Chief Executive Officer, the Escrow Agent shall release all remaining Escrow Funds to the Company.

                  (b) PERIODIC DISBURSEMENTS. Until the Final Termination Date, and prior to the receipt of a Notice of Substantial Completion, the Escrow Agent shall hold the Escrow Funds and shall make periodic disbursements (each a "PERIODIC DISBURSEMENT") to the Company. Periodic Disbursements shall be made on or after the 15th of each calendar month, including March 2006 (each a "MID-MONTH DISBURSEMENT"), and on or after the last day of each calendar month, including March 2006, after the date hereof (each a "MONTH-END DISBURSEMENT"). The Mid-Month Disbursement for each calendar month after the date hereof shall not exceed the amount specified on EXHIBIT B attached hereto, as such exhibit may be amended or supplemented from time to time. The Escrow Agent shall only make Periodic Disbursements after the receipt of a notice from the Company (each a "PERIODIC DISBURSEMENT NOTICE") in the form attached hereto as EXHIBIT C. Each Periodic Disbursement Notice shall state the applicable period as defined on EXHIBIT B, whether the disbursement is a Mid-Month or a Month-End Disbursement and the amount of Escrow Funds to be released, as determined pursuant to EXHIBIT B. The amount of each Month-End Disbursement shall be determined by taking the Maximum Disbursement Amount for the applicable period (as specified on EXHIBIT B), and subtracting from such amount the collections of the Company for that monthly period, as certified by the Chief Executive or Chief Financial Officer of the Company. Each Periodic Disbursement Notice shall also state the proposed use of the funds to be released, PROVIDED, HOWEVER, that the Mid-Month Disbursement for the March Period may be used to pay aged payables. The total amount of disbursements for any given monthly period shall not exceed the Maximum Disbursement Amount for the applicable period as provided on EXHIBIT B. Any Escrow Funds allocated for a given monthly period that are not disbursed shall be available for disbursement in the next subsequent period. The Escrow Agent shall not be responsible for calculating or otherwise determining the


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


         amount of any Periodic Disbursement and shall be entitled to rely conclusively upon the amounts set forth in the applicable Periodic Disbursement Notice.

                  (c) A copy of each notice delivered to the Escrow Agent pursuant to this Post-Closing Escrow Agreement shall also be provided to the Placement Agent prior to any disbursement of Escrow Funds by the Escrow Agent.

                  (d) Under no circumstances shall the Escrow Agent release any Escrow Funds unless done so solely in accordance with this Post-Closing Escrow Agreement.

         4.       ESCROW AGENT PROVISIONS

                  (a) The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto other than the Escrow Agent or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Post-Closing Escrow Agreement referred to below, and except for instructions given to the Escrow Agent in accordance with the terms and conditions of this Post-Closing Escrow Agreement relating to the Escrow Funds under this Post-Closing Escrow Agreement, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

                  (b) The Escrow  Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, provided nothing herein shall excuse acts or omissions which constitute willful misconduct or gross negligence. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Post-Closing Escrow Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.


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


                  (c) The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Post-Closing Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder.

                  (d) The Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

                  (e) To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes from the Escrow Funds. The Escrow Agent may withhold from any payment of monies held by it hereunder such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in SECTION 4(F) hereafter.

                  (f) The Escrow Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Post-Closing Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies. The Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim to the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company, with a copy to the Placement Agent,


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


         thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments hereunder in accordance with SECTION 3, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense.

                  (g) For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

                  (h) The Company shall pay or reimburse the Escrow Agent for all out-of-pocket cost and expenses incurred by the Escrow Agent under this Agreement, including without limitation, bank fees, wire transfer fees and other administrative expenses. The Escrow Agent shall be entitled to reimbursement of such costs and expenses out of the Escrow Funds.

                  (i) The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR THE COMPANY, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR THE COMPANY FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS THE ESCROW AGENT HEREUNDER.

                  (j) It is understood  and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in Los Angeles County, California in accordance with the applicable procedure therefor.


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


         5. TERMINATION OF POST-CLOSING ESCROW AGREEMENT AND RESIGNATION OF ESCROW AGENT.

                  (a) This Post-Closing Escrow Agreement shall terminate on the final disposition of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the parties hereto under
         Section 4 shall survive the termination hereof.

                  (b) The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company at least 30 days' written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Escrow Agent is so appointed within the sixty (60) day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate in the County of Los Angeles, State of California.

         6.       FORM OF PAYMENTS BY ESCROW AGENT.

                  (a) Any payments by the Escrow Agent to the Company or any other persons entitled to receipt of any of the Escrowed Funds, pursuant to the terms of this Post-Closing Escrow Agreement, shall be made, at the sole discretion of the Escrow Agent either (i) by check, or (ii) by wire transfer to such persons, pursuant to the wire instructions provided to the Escrow Agent.

                  (b) All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

         7. NOTICES. All notices and other communication required or permitted hereunder shall be in writing addressed to each of the parties at their respective addresses set forth on the first page hereof or such changed address as shall be given by notice as herein provided. All such notices shall be given by (a) personal delivery against receipt therefor or (b) mailing the same certified mail, return receipt requested, or by nationally recognized overnight courier service. All notices shall be deemed given when received if given by personal delivery or mailed by certified mail or one (1) business day after being sent by national recognized overnight courier service.

         8. FURTHER ASSURANCES. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Post-Closing Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.


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


         9. APPLICABLE LAW; JURISDICTION. This Post-Closing Escrow Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Post-Closing Escrow Agreement, shall be brought solely and exclusively in a federal or state court located in the County of Los Angeles, State of California. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the IN PERSONAM jurisdiction of the federal and state courts located in the County of Los Angeles, State of California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in such jurisdiction. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of IN PERSONAM jurisdiction with respect thereto.

         10.      MISCELLANEOUS.

                  (a) SUCCESSORS AND ASSIGNS. This Post-Closing Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  (b)  HEADINGS.   The  headings  of  this  Post-Closing  Escrow
         Agreement  are  for   convenience  of  reference  only  and  shall  not
         constitute a part hereof.

                  (c) ORAL TERMINATION OR MODIFICATION. This Post-Closing Escrow Agreement may not be modified, changed, amended or terminated, except in writing signed by the parties to this Post-Closing Escrow Agreement.

                  (d) EXECUTION IN COUNTERPARTS. This Post-Closing Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Post-Closing Escrow Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, the parties have executed and delivered this Post-Closing Escrow Agreement on the day and year first above written.

                                            PATRON SYSTEMS, INC.



                                            By:_________________________________





ESCROW AGENT

STUBBS ALDERTON & MARKILES, LLP


By: _______________________________

                                    EXHIBIT A

                            FORM OF COMPLETION NOTICE



                                                          ________________, 2006




Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard
20th Floor
Sherman Oaks, California 91403

         Re:    Notice of Substantial Completion Pursuant to Post-Closing Escrow
Agreement dated as of March __, 2006

Gentlemen:

         Reference his hereby made to that certain Post-Closing Escrow Agreement dated as of March ___, 2006 between Patron Systems, Inc. and Stubbs Alderton & Markiles, LLP (the "AGREEMENT"). Capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Agreement.

         Pursuant to Section 3 of the Agreement, the undersigned Chief Executive Officer of the Company hereby represents and warrants that in connection with the Exchange Offer conducted by the Company, the Company has received executed exchange agreements from Claimants holding not less than 99% in dollar amount of Claims and has reserved an aggregate of [__________] Series A-1 Preferred Stock for issuance in exchange for $[___________] principal amount of Claims. Accordingly, the undersigned hereby certifies that the Exchange Offer has been substantially completed and the Escrow Agent is hereby directed to disburse all Escrow Funds remaining in the Escrow Account to the Company.


-----------------------
Chief Executive Officer
Patron Systems, Inc.

                                    EXHIBIT B

                       SCHEDULE OF PERIODIC DISBURSEMENTS

                                                                  Disbursement Period
                             -------------------------------------------------------------------------------------------
                             Period from Closing to March 31,  Period from April 1 to April     Period from May 1 to May
                                           2006                          30, 2006                       31, 2006
                                   (the "MARCH PERIOD")            (the "APRIL PERIOD")            (the "MAY PERIOD")
                             -------------------------------------------------------------------------------------------
   Mid-Month Disbursement                $650,000                        $485,100                       $470,600

   Month -End Disbursement             $530,200 less            $370,200 less April Period      $341,200 less May Period
   (calculated as follows)       March Period Collections               Collections                   Collections

 Maximum Disbursement Amount            $1,130,200                       $885,300                       $811,800
------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                      FORM OF PERIODIC DISBURSEMENT NOTICE



                                                          ________________, 2006

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard
20th Floor
Sherman Oaks, California 91403

         Re:    Notice of [Mid-Month] [Month-End] Disbursement Pursuant to Post-
Closing Escrow Agreement dated as of March __, 2006 for the [________] Period

Gentlemen:

         Reference his hereby made to that certain Post-Closing Escrow Agreement dated as of March ___, 2006 between Patron Systems, Inc. and Stubbs Alderton & Markiles, LLP (the "AGREEMENT"). Capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Agreement.

         Pursuant to Section 3 of the Agreement, the undersigned hereby requests that the Escrow Agent make a [Mid-Month] [Month-End] Disbursement to the Company, for the [________] Period in the amount of $[_______]. The undersigned hereby represents and warrants that the Periodic Disbursement is to be used to [_________________].

         [Insert the following for a Month-End Disbursement]

         Attached hereto is a statement, certified by the Company's Chief Executive or Chief Financial Officer, of the total collections of the Company for the [_______] Period.


-----------------------
Chief Executive Officer
Patron Systems, Inc.